Exhibit 3.107

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SIOUX FALLS AUTO AUCTION, INC.

The undersigned submits these Amended and Restated Articles of Incorporation of Sioux Falls Auto Auction, Inc. (the “Corporation”) to supersede and take the place of the previously existing Articles of Incorporation of the Corporation pursuant to the South Dakota Business Corporation Act (the “Act”), and certifies the following facts:

ARTICLE I

Amendment and Restatement

Section 1. The date of incorporation of the Corporation is June 28, 1990.

Section 2. The name of the corporation following this amendment and restatement is Sioux Falls Auto Auction, Inc.

Section 3. The exact text of the Amended and Restated Articles of Incorporation of the Corporation is attached hereto and made a part hereof as Exhibit A (the “Amended Articles”).

ARTICLE II

Manner of Adoption and Vote

Section 1. Action by Directors. The Board of Directors of the Corporation by written consent executed on February 5, 2008, and signed by all members of the Board of Directors, duly adopted a written resolution proposing to the Shareholder of the Corporation entitled to vote in respect of the Amended Articles that the provisions and terms of the Articles of Incorporation of the Corporation be amended to read as set forth in the Amended Articles.

Section 2. Action by Shareholder. The Shareholder of the Corporation entitled to vote in respect of the Amended Articles, by written consent executed on February 5, 2008, and signed by the sole Shareholder, adopted the Amended Articles.

Section 3. Compliance with Legal Requirements. The manner of the adoption of these Amended Articles and the vote by which they were adopted, constitute full legal compliance with the provisions of the Act, the Articles of Incorporation and the Bylaws of the Corporation.

I hereby verify, subject to penalties of perjury, that the facts contained herein are true.

Dated this 5th day of February, 2008.

/s/ James P. Hallett, President & CEO
James P. Hallett, President & CEO

Exhibit A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SIOUX FALLS AUTO AUCTION, INC.

ARTICLE I

Corporate Name

The name of the Corporation is Sioux Falls Auto Auction, Inc.

ARTICLE II

Principal Office Address

The complete address of the Corporation’s principal executive office is 13085 Hamilton Crossing Blvd., Carmel, Indiana 46032.

ARTICLE III

Purposes

The purposes for which the Corporation is formed are to engage in and transact any and all lawful business for which corporations may be incorporated under the Act.

ARTICLE IV

Shares

Section 4.1. Number. The total number of shares which the Corporation shall have authority to issue is Ten Thousand (10,000) shares of common capital stock with a par value of Ten Dollars ($10.00) per share.

Section 4.2. Classes. There shall be one (1) class of shares of the Corporation which shall be designated as “Common Shares”.

Section 4.3. Relative Rights, Preferences, Limitations and Restrictions of Common Shares. All Common Shares shall have the same rights, preferences, limitations and restrictions.

Section 4.4. Voting Rights of Common Shares. Each holder of Common Shares shall be entitled to one (1) vote for each share owned of record on the books of the Corporation on each matter submitted to a vote of the holders of Common Shares.

ARTICLE V

Registered Office and Registered Agent

Section 5.1. Registered Office. The street address of the Corporation’s registered office is 319 S. Coteau Street, Pierre, South Dakota 57501.

Section 5.2. Registered Agent. The name of the Corporation’s registered agent at such registered office is CT Corporation System.

ARTICLE VI

Board of Directors

The number of members of the Board of Directors of the Corporation shall be established in the Bylaws.

ARTICLE VII

Indemnification

Section 7.1. Rights to Indemnification and Advancement of Expenses. The Corporation shall indemnify every director made a party to a proceeding because such individual is or was a director, as a matter of right, against all liability incurred by such individual in connection with the proceeding; provided that it is determined in the specific case that indemnification of such individual is permissible in the circumstances because such individual has met the standard of conduct for indemnification specified in the Act. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director in connection with any such proceeding in advance of final disposition thereof in accordance with the procedures and subject to the conditions specified in the Act. The Corporation shall indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, as a matter of right, against reasonable expenses incurred by the individual in connection with the proceeding without the requirement of a determination as set forth in the first sentence of this Section. Upon demand by a director for indemnification or advancement of expenses, as the case may be, the Corporation shall expeditiously determine whether the director is entitled thereto in accordance with this Article and the procedures specified in the Act. Every individual who is or was an officer of the Corporation shall be indemnified, and shall be entitled to advancement of expenses, to the same extent as if such individual is or was a director. The indemnification provided under this Article shall be applicable to any proceeding arising from acts or omissions occurring before or after the adoption of this Article.

Section 7.2. Other Rights Not Affected. Nothing contained in this Article shall limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of expenses to any individual who is or was a director, officer, employee or agent of the Corporation, or the ability of the Corporation to otherwise indemnify or advance expenses to any such individual. It is the intent of this Article to provide indemnification to directors and officers to the fullest extent now or hereafter permitted by law consistent with the terms and conditions of this Article. Therefore, indemnification shall be provided in accordance with this Article irrespective of the nature of the legal or equitable theory upon which a claim is made, including without limitation negligence, breach of duty, mismanagement, corporate waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities laws, violation of the Employee Retirement Income Security Act of 1974, as amended, or violation of any other state or federal laws.

Section 7.3. Definitions. For purposes of this Article:

(a)

The term “director” means an individual who is or was a member of the Board of Directors of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. A director is considered to be serving an employee benefit plan at the Corporation’s request if the director’s duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. The term “director” includes, unless the context requires otherwise, the estate or personal representative of a director.
(b)	The term “expenses” includes all direct and indirect costs (including without limitation counsel fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification under this Article, applicable law or otherwise.
(c)	The term “liability” means the obligation to pay a judgment, settlement, penalty, fine, excise tax (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.
(d)	The term “party” includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.
(e)	The term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.